Calculation of Filing Fee Tables
S-8
TWIN DISC INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, No Par Value	Other	700,000	$ 24.635	$ 17,244,500.00	0.000087	$ 1,500.27
Total Offering Amounts:						$ 17,244,500.00		$ 1,500.27
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,500.27
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Twin Disc, Incorporated (the "Registrant") common stock, no par value ("Common Stock"), that may become issuable by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of outstanding shares of Common Stock of the Registrant. (2) Represents shares of Common Stock authorized for issuance under the Twin Disc, Incorporated Amended and Restated 2021 Omnibus Incentive Plan (the "Plan"), as amended on August 5, 2026. This Registration Statement does not include 1,636,550 shares of Common Stock authorized for issuance under the Plan that were previously registered by the Registrant. (3) Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Registrant's Common Stock as reported by the Nasdaq Stock Market LLC on October 22, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources